FIRST AMENDMENT TO

STOCKHOLDERS’ AGREEMENT

OF

PBF ENERGY INC.
This FIRST AMENDMENT (this “Amendment”), dated as of February 11, 2014, amends the Stockholders’ Agreement, dated as of December 12, 2012 (as the same may be amended, modified or supplemented from time to time, the “Original Stockholders Agreement”), and is entered into by and among PBF Energy Inc. (the “Company”), a Delaware corporation, and each of the other parties identified on the signature pages hereto (together with their Restricted Transferees, the “Investor Parties”). All capitalized terms and other terms not otherwise defined herein shall have the respective meanings ascribed to them in the Original Stockholders Agreement.
RECITALS:
WHEREAS, the parties wish to make certain changes to the Original Stockholders Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
SECTION 1.Amendments.
(a)    Section 2.1(a) of the Original Stockholders’ Agreement shall be amended and restated in its entirety to read as follows:
“(a)    Effective as of February 11, 2014 (the “Effective Date”), the Board shall be comprised of up to ten (10) Directors, of whom (i) two (2) shall be designees of the Blackstone Group (who shall initially be Martin J. Brand and David I. Foley), and (ii) two (2) shall be designees of the First Reserve Group (who shall initially be Timothy H. Day and Neil A. Wizel). After the Effective Date, the Board shall include the applicable designees referred to in clauses (i) and (ii) above, subject to stockholder election, and such other individuals as shall be nominated and elected to the Board from time to time by the Board or the Company stockholders consistent herewith and with applicable law.”
(b)    Section 2.1(d) of the Original Stockholders’ Agreement shall be amended by replacing the words “nine members” with the words “ten members”.

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SECTION 2.    General Provisions.
(a)    Confirmation of Original Stockholders Agreement. Except as may be expressly modified or amended by this Amendment, all of the terms, covenants and conditions of the Original Stockholders Agreement are hereby ratified and confirmed, and, except insofar as reference to the contrary is made in any such instrument, all references to the “Agreement” in any future correspondence or notice shall be deemed to refer to the Original Stockholders Agreement as modified by this Amendment and as may, from time to time, be hereafter further modified.
(b)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.
(c)    Entire Agreement. This First Amendment, together with the Original Stockholders Agreement, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Amendment, together with the Original Agreement, supersedes all other prior agreements and understandings between the parties with respect to such subject matter.
(d)    Counterparts. This Amendment may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Stockholders’ Agreement to be duly executed as of the date first above written.

PBF ENERGY INC.

By:
Name:
Title:

INVESTOR PARTIES

BLACKSTONE GROUP

FIRST RESERVE GROUP

Signature Page to First Amendment to Stockholders’ Agreement